UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2009

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On February 26, 2009, the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) rendered an opinion (the “Opinion”) regarding the motion of First State Insurance Company and Twin City Fire Insurance Company for summary judgment denying confirmation of the amended joint plan of reorganization (the “Amended Plan”) under Chapter 11 of the Bankruptcy Code of Congoleum Corporation (“Congoleum”), a majority-owned subsidiary of American Biltrite Inc. ("American Biltrite"), the Official Asbestos Claimants’ Committee and the Official Committee of Bondholders for Congoleum (the “Bondholders’ Committee”), et al..  Pursuant to the Opinion, the Bankruptcy Court entered an order dismissing Congoleum’s bankruptcy case (the “Order of Dismissal”).

On February 27, 2009, Congoleum and the Bondholders’ Committee appealed the Order of Dismissal to the U.S. District Court for the District of New Jersey.  On March 3, 2009, an order was entered by the Bankruptcy Court granting a stay of the Bankruptcy Court’s Order of Dismissal pending appeal of the Order of Dismissal.

A copy of the Opinion is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

A copy of the Amended Plan was attached as Exhibit 99.1 to the Current Report on Form 8-K filed by American Biltrite with the Securities Exchange Commission on November 20, 2008.

On December 31, 2003, Congoleum Corporation filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Warning About Forward-Looking Statements and Certain Risks

Some of the information presented in this Current Report on Form 8-K constitutes "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions.  These forward-looking statements are based on American Biltrite's expectations, and American Biltrite's understanding of Congoleum's expectations, as of the date of this report, of future events, and American Biltrite undertakes no obligation to update any of these forward-looking statements except as required by the federal securities laws. Although American Biltrite believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations.  Readers are cautioned not to place undue reliance on any forward-looking statements.  Actual results could differ significantly as a result of various factors.  For example, the disclosure in this report of the appeal of the Order of Dismissal and the Bankruptcy Court’s granting a stay of its Order of Dismissal pending appeal of the Order of Dismissal may imply that Congoleum’s chapter 11 case will not be dismissed and that the Amended Plan will proceed.  In fact, the appeal of the Order of Dismissal may be denied by the District Court and the Bankruptcy Court’s grant of a stay of its Order of Dismissal pending appeal of the Order of Dismissal could be subsequently vacated.  Moreover,  if the appeal were denied, Congoleum’s chapter 11 case could be dismissed, resulting in Congoleum no longer benefiting from the protection from creditor claims currently afforded to it by the chapter 11 case and the United States Bankruptcy Code.  Further, as indicated in the Order, Congoleum’s ability to refile another bankruptcy petition may be limited, which could result in Congoleum having to attempt to conduct its business and operations outside of the protections of the Bankruptcy Code, including attempting to defend against, satisfy or defray its creditor claims, such as its substantial asbestos liabilities and its senior notes, and continued litigation against its insurers to attempt to obtain insurance coverage for Congoleum’s asbestos liabilities. It is unclear what effect the Order of Dismissal, the stay of the Bankruptcy Court’s Order of Dismissal pending appeal of the Order of Dismissal and the continued litigation may have on Congoleum’s business and operations, including with regard to its relationships with its vendors, suppliers, customers, lenders and other constituencies.

As disclosed in previous filings American Biltrite has made with the Securities and Exchange Commission, American Biltrite has certain management and commercial arrangements with Congoleum.  The Amended Plan includes certain terms that would govern an intercompany settlement and ongoing intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum which would be effective when the Amended Plan takes effect and would have a term of two years.  Those intercompany arrangements include the provision of management services by American Biltrite to reorganized Congoleum and other business relationships substantially consistent with their traditional relationships.  The Amended Plan provides that the final terms of the intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum would be memorialized in a new agreement to be entered into by reorganized Congoleum and American Biltrite in form and substance mutually agreeable to the Bondholders’ Committee, the official asbestos claimants' committee and American Biltrite.  The existing arrangements currently in effect among American Biltrite and its non-debtor subsidiaries and Congoleum expire on June 30, 2009 unless renewed.  If the appeal were denied, it is uncertain what would become of American Biltrite’s and its nondebtor subsidiaries’ claims against and relationships with Congoleum, although American Biltrite expects that those claims and relationships could be adversely affected and could even be rendered worthless.

There can be no assurance that a plan of reorganization for Congoleum will be confirmed in a timely manner or at all.  In addition, there can be no assurance that American Biltrite, Congoleum and other applicable Congoleum constituencies will be able to reach agreement on the terms of any management services proposed to be provided by American Biltrite to reorganized Congoleum or any other proposed business relationships among American Biltrite and its affiliates and reorganized Congoleum.  Any plan of reorganization for Congoleum that may be confirmed may have terms that differ significantly from the terms contemplated by the Amended Plan, including with respect to any management services that may be provided by American Biltrite to reorganized Congoleum and American Biltrite's claims and interests and other business relationships with reorganized Congoleum.

In addition, in view of American Biltrite's relationships with Congoleum, American Biltrite could be affected by the litigation regarding Congoleum’s chapter 11 case and Congoleum's negotiations regarding its pursuit of a plan or reorganization, and there can be no assurance as to what that impact might be.  In any event, the failure of Congoleum to obtain confirmation and consummation of a chapter 11 plan of reorganization would have a material adverse effect on Congoleum's business, results of operations or financial condition and could have a material adverse effect on American Biltrite's business, results of operations or financial condition.

Some additional factors that could cause actual results to differ from Congoleum’s and American Biltrite’s objectives for resolving asbestos liability include: (i) the future cost and timing of estimated asbestos liabilities and payments; (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims, including insurance coverage and reimbursement for asbestos claimants under any plan of reorganization for Congoleum, which certain insurers have objected to in Bankruptcy Court and are litigating in New Jersey State Court; (iii) the costs relating to the execution and implementation of any plan of reorganization for Congoleum; (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge; (v) satisfaction of the conditions and obligations under American Biltrite’s and Congoleum’s outstanding debt instruments, and amendment or waiver of those outstanding debt instruments, as necessary, to permit Congoleum and American Biltrite to satisfy their obligations under any plan of reorganization for Congoleum; (vi) the response from time-to-time of the lenders, customers, suppliers, holders of Congoleum's senior notes  and other creditors and constituencies to the chapter 11 process and related developments arising from the strategy to resolve asbestos liability; (vii) Congoleum’s ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms; (viii) timely obtaining sufficient creditor and court approval (including the results of any relevant appeals) of any reorganization plan for Congoleum, and the court overruling any objections to that plan that may be filed; (ix) costs of, developments in, and the outcome of insurance coverage litigation pending in New Jersey State Court involving Congoleum and certain insurers; (x) the impact any adopted federal legislation addressing asbestos claims may have on American Biltrite’s and Congoleum’s businesses, results of operations or financial conditions; and (xi) compliance with the Bankruptcy Code, including section 524(g).

Other factors that could cause or contribute to actual results differing from its expectations include those factors discussed in American Biltrite’s other filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and its subsequent filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Opinion of the United States Bankruptcy Court for the District of New Jersey, dated February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009	AMERICAN BILTRITE INC. By: _/s/ Howard N. Feist III Name: Howard N. Feist III Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Opinion of the United States Bankruptcy Court for the District of New Jersey, dated February 26, 2009.